UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                 NU SKIN ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

NU SKIN ENTERPRISES, INC.

May 20, 2003

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m., Mountain Daylight Time, on May 20, 2003, at the corporate offices of the Company, 75 West Center Street, Provo, Utah 84601, for the following purposes, which are more fully described in the Proxy Statement:

      1.      To elect a Board of Directors consisting of ten directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

      2.      To approve an amendment to the Company's Second Amended and Restated 1996 Stock Incentive Plan to increase the authorized number of shares issuable under such plan by five million shares and certain other changes as described in the accompanying Proxy Statement;

      3.      To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2003; and,

      4.       To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 7, 2003, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     You are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please mark, sign, date, and return the accompanying proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the Annual Meeting you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors, /s/Blake M. Roney BLAKE M. RONEY Chairman of the Board

Provo, Utah, April 25, 2003

PROXY STATEMENT

NU SKIN ENTERPRISES, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2003

SOLICITATION OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors of Nu Skin Enterprises, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the corporate offices of the Company, 75 West Center Street, Provo, Utah 84601, on May 20, 2003, at 9:00 a.m., Mountain Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement. These proxy solicitation materials were first sent or given to the Company’s stockholders on or about April 25, 2003.

     All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted as directed by the stockholder. If no specific voting instructions are given, the proxy will be voted FOR:

(1)	The election of the ten nominees to the Board of Directors listed in the proxy;

(2)

To approve an amendment to the Company's Second Amended and Restated 1996 Stock Incentive Plan to increase the authorized number of shares issuable under such plan by five million shares and certain other changes as described in this Proxy Statement; and,

(3)	The ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

     If any other matters properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

     Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to the Secretary of the Company, by executing a later-dated proxy and delivering it to the Secretary of the Company, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy).

     The Company will bear the cost of solicitation of proxies. Expenses include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s voting stock. Solicitation of proxies will be made by mail. The Company’s regular employees may further solicit proxies by telephone or in person and will not receive additional compensation for such solicitation.

OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 7, 2003 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 36,112,582 shares of the Company’s Class A Common Stock and 44,389,342 shares of the Company’s Class B Common Stock were issued and outstanding. Each outstanding share of Class A Common Stock will be entitled to one vote and each outstanding share of Class B Common Stock shall be entitled to ten votes on each matter submitted to a vote of the stockholders at the Annual Meeting. The Class A Common Stock and the Class B Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting. Certain subsidiaries of the Company hold an aggregate of approximately 156,734 shares of the Class A Common Stock. In accordance with the General Corporation Law of the State of Delaware, these shares may not be voted with respect to any of the matters presented at the Annual Meeting and shall not be counted in determining the presence of a quorum. The Class A Common Stock and the Class B Common Stock are collectively referred to as the “Common Stock” in this Proxy Statement.

     In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of the Common Stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of March 15, 2003, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of either the Class A Common Stock or the Class B Common Stock, (ii) each of the Company’s directors and nominees, (iii) each of the Company’s current executive officers whose names appear in the summary compensation table under the caption “Executive Compensation,” and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes to the table, the business address of the 5% stockholders is 75 West Center Street, Provo, Utah 84601, and the stockholders listed have direct beneficial ownership and sole voting and investment power with respect to the shares beneficially owned. Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock, and each share of Class B Common Stock automatically converts into one share of Class A Common Stock upon the transfer of such share of Class B Common Stock to any person who is not a permitted transferee as defined in the Company’s Certificate of Incorporation.

	Class A Common Stock		Class B Common Stock		Voting Power
Directors, Executive Officers, 5% Stockholders	Number	%	Number	%	%
Blake M. and Nancy L. Roney(1)	1,120,435	3.1	15,592,455	35.1	32.6
Nedra D. Roney(2)	100,249	*	8,596,893	19.3	17.9
Sandra N. Tillotson(3)	2,013,587	5.5	6,967,557	15.7	14.9
Craig S. Tillotson(4)	468,752	1.3	3,216,421	7.2	6.8
R. Craig Bryson(5)	893,179	2.5	2,935,241	6.6	6.3
Steven J. Lund(6)	721	*	2,537,612	5.7	5.3
Brooke B. Roney(7)	21,441	*	1,505,544	3.4	3.1
M. Truman Hunt(8)	353,325	1.0	--	--	*
Max L. Pinegar(9)	61,500	*	--	--	*
Daniel W. Campbell(10)	40,000	*	--	--	*
E.J. "Jake" Garn(10)	40,000	*	--	--	*
Paula F. Hawkins(10)	40,000	*	--	--	*
Andrew D. Lipman(11)	37,000	*	--	--	*
Jose Ferreira, Jr.	0	*	--	--	*
Takashi Bamba(12)	110,500	*	--	--	*
Royce and Associates, LLC(13)	3,859,600	10.6	--	--	*
All directors and officers as a group (21 persons)(14)	4,642,008	12.9	26,603,168	58.6	55.3

*Less than 1%

(1)

Includes 1,120,435 shares of Class A Common Stock and 15,203,070 shares of Class B Common Stock held by a family limited liability company, in which Blake M. Roney has sole voting and investment control over 50% of such securities and may be deemed to share voting and investment control over the other 50% with his spouse, Nancy L. Roney. Also includes 307,220 shares of Class B Common Stock held indirectly by Blake M. and Nancy L. Roney as co-trustees and with respect to which they share voting and investment power; and 82,165 shares of Class B Common Stock held indirectly by Blake M. Roney as trustee and with respect to which he has sole voting and investment power.

(2)	Includes 191,910 shares of Class B Common Stock held indirectly as co-trustee and with respect to which Ms. Roney shares voting and investment power.

(3)

Includes 210,000 shares of Class A Common Stock held indirectly as trustee and with respect to which Ms. Tillotson has sole voting and investment power; 20,000 shares of Class A Common Stock and 20,000 shares of Class B Common Stock held indirectly as co-trustee and with respect to which she shares voting and investment power; and 500,000 shares of Class B Common Stock held indirectly as manager of a limited liability company and with respect to which she has sole voting and investment power.

(4)

Includes 60,000 shares of Class A Common Stock and 52,500 shares of Class B Common Stock held indirectly as trustee and with respect to which Mr. Tillotson has sole voting and investment power; 30,000 shares of Class A Common Stock and 31,600 shares of Class B Common Stock held indirectly as co-trustee and with respect to which he shares voting and investment power; and 1,000,000 shares of Class B Common Stock held indirectly as manager of a limited liability company and with respect to which he has sole voting and investment power.

(5)

Includes 853,179 shares of Class A Common Stock and 2,935,241 shares of Class B Common Stock held by a family limited liability company, in which Mr. Bryson has sole voting and investment control over 50% of such securities and may be deemed to share voting and investment control over the other 50% with his spouse, Kathleen Bryson; and 40,000 shares of Class A Common Stock held indirectly as co-trustee and with respect to which he shares voting and investment power with his spouse.

(6)

Includes 721 shares of Class A Common Stock and 2,450,778 shares of Class B Common Stock held by a family limited liability company in which Mr. Lund retains voting and investment control over 50% of such securities and may be deemed to share voting and investment control with his spouse, Kalleen Lund, with respect to the other 50%; 72,463 shares of Class B Common Stock held indirectly as trustee and with respect to which he has sole voting and investment power; and 14,371 shares of Class B Common Stock held indirectly as co-trustee and with respect to which he shares voting and investment power with his spouse.

(7)

Includes 1,472,887 shares of Class B Common Stock held by a family limited liability company in which Mr. Roney retains voting and investment control over 50% of such securities and may be deemed to share voting and investment control with his spouse, Denise Roney, with respect to the other 50%; and 21,441 shares of Class A Common Stock and 32,657 shares of Class B Common Stock held indirectly as co-trustee and with respect to which he shares voting and investment power with his spouse.

(8)	Includes 352,825 shares of Class A Common Stock that may be acquired by Mr. Hunt pursuant to presently exercisable non-qualified stock options.

(9)	Includes 46,500 shares of Class A Common Stock that may be acquired by Mr. Pinegar pursuant to presently exercisable non-qualified stock options.

(10)	Includes 37,500 shares of Class A Common Stock that may be acquired by each of Mr. Campbell, Mr. Garn and Ms. Hawkins pursuant to presently exercisable non-qualified stock options.

(11)	Includes 32,500 shares of Class A Common Stock that may be acquired by Mr. Lipman pursuant to presently exercisable non-qualified stock options.

(12)	Includes 97,500 shares of Class A Common Stock that may be acquired by Mr. Bamba pursuant to presently exercisable non-qualified stock options.

(13)

The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Royce and Associates, LLC was taken from a Schedule 13G filed by that entity with the Securities and Exchange Commission dated February 4, 2003. The address of Royce and Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(14)	Includes 1,423,905 shares of Class A Common Stock that may be acquired upon exercise of presently exercisable non-qualified options.

PROPOSAL 1
ELECTION OF DIRECTORS

     Directors are elected at each Annual Meeting of Stockholders and hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. The Company’s Bylaws provide that the Board of Directors will consist of a minimum of five and a maximum of 11 directors, with the number being designated by the Board of Directors. Each of the nominees for election to the Board of Directors, other than M. Truman Hunt and Jose Ferreira, Jr., is currently serving as a director of the Company and was previously elected to his or her present term of office by the stockholders of the Company. In January 2003, Steven J. Lund agreed to accept a full-time volunteer leadership position for his church for three years. Consequently, his tenure as Chief Executive Officer and board member will end as of the date of our annual meeting of stockholders. Max L. Pinegar has also elected to retire from his Senior Vice President position and not stand for re-election. M. Truman Hunt, who will become the Chief Executive Officer of the Company as of the date of the Annual Meeting of Stockholders, and Jose Ferreira, Jr., a former executive officer and director of Avon Products, Inc., have been nominated for election to the Board of Directors to fill the positions being vacated by Mr. Lund and Mr. Pinegar.

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The ten nominees receiving the highest number of votes will be elected to serve as directors. Accordingly, abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the ten nominees named below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, proxies will be voted for such other person or persons as may be designated by the Company’s Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE TEN NOMINEES TO THE COMPANY’S BOARD OF DIRECTORS.

     Set forth below are the name, age, and business experience of each of the ten nominees for election as directors of the Company.

     Blake M. Roney, 45, has served as Chairman of the Board since the Company’s inception in 1996. Mr. Roney was a founder of Nu Skin International, Inc. (“NSI”) in 1984 and served as its Chief Executive Officer and President until the Company’s acquisition of NSI in March 1998. Since the Company’s acquisition of NSI, Mr. Roney has retained his position as Chairman of the Board of the Company and each of its subsidiaries. He received a B.S. degree from Brigham Young University.

     M. Truman Hunt, 44, has served as the President of the Company since January 2003 and will begin serving as the Chief Executive Officer of the Company as of the date of the Annual Meeting of Stockholders. Mr. Hunt previously served as Vice President and General Counsel from May 1998 to January 2003 and as an Executive Vice President from January 2001 until January 2003. He served as Vice President of Legal Affairs and Investor Relations from September 1996 until May 1998. He also served as Counsel to the President of NSI from 1994 until 1996. From 1991 to 1994, Mr. Hunt served as President and Chief Executive Officer of Better Living Products, Inc., an NSI affiliate involved in the manufacture and distribution of houseware products sold through traditional retail channels. Prior to that time, he was a securities and business attorney in private practice. He received a B.S. degree from Brigham Young University and a J.D. degree from the University of Utah.

     Sandra N. Tillotson, 46, has served as a director of the Company since its inception and as Senior Vice President since May 1998. Ms. Tillotson was a founding shareholder of NSI and served as a Vice President of NSI from its formation until the acquisition of NSI. She earned a B.S. degree from Brigham Young University.

     Brooke B. Roney, 41, has served as a director of the Company since its inception. Mr. Roney has been a Senior Vice President of the Company since May 1998. He was a founding shareholder of NSI and served as a Vice President and director of NSI until the Company’s acquisition of NSI.

     Takashi Bamba, 67, has served as a director since November 2001 and has served as President and/or General Manager of Nu Skin Japan Company, Ltd. (“Nu Skin Japan”) since 1993. Prior to joining Nu Skin Japan in 1993, Mr. Bamba was President and Chief Executive Officer of Avon Products Co., Ltd., the publicly traded Japanese subsidiary of Avon Products, Inc., from 1988 to 1993. Mr. Bamba also currently serves as a director of the Japan Direct Selling Association. He received a B.A. degree from Yokohama National University.

     Daniel W. Campbell, 48, has served as a director of the Company since March 1997. Mr. Campbell has been a Managing General Partner of EsNet, Ltd., a privately held investment company, since 1994. From 1992 to 1994, Mr. Campbell was the Senior Vice President and Chief Financial Officer of WordPerfect Corporation, a software company, and prior to that was a partner of Price Waterhouse LLP. He received a B.S. degree from Brigham Young University.

     E.J. "Jake" Garn, 70, has served as a director of the Company since March 1997. Senator Garn has been the managing director of Summit Ventures, LLC, a lobbying firm, since the beginning of 2000. He previously served as the Vice Chairman of Huntsman Corporation, one of the largest privately held companies in the United States, from 1993 to the beginning of 2000. He currently serves on the boards of directors of Morgan Stanley Funds, a mutual fund company; United Space Alliance Board, a prime contractor for the space shuttle; Franklin Covey & Co., Inc., a provider of time management seminars and products; BMW Bank of North America, an industrial loan corporation; and Escrow Bank USA, an industrial loan corporation. From 1974 to 1993, Senator Garn was a member of the United States Senate and served on numerous Senate Committees. He received a B.S. degree from the University of Utah.

     Paula F. Hawkins, 76, has served as a director of the Company since March 1997. Senator Hawkins has been the President of Paula Hawkins & Associates, Inc., a management consulting company, since 1988. From 1980 to 1987, Senator Hawkins was a member of the United States Senate and served on numerous Senate Committees.

     Andrew D. Lipman, 51, has served as a director of the Company since May 1999. Since 1988, Mr. Lipman has been a partner and head of the Telecommunications Group of Swidler Berlin Shereff Friedman, LLP, a Washington, D.C. law firm. He is currently Vice Chairman of the firm. From 1987 to 1997, Mr. Lipman also served as Senior Vice President for Legal and Regulatory Affairs for MFS Communications, Co., a competitive telecommunications provider. He also currently serves as a member of the boards of directors of: NHC Corporation, a telecommunications equipment manufacturer; Allegiance Telecom, a provider of local and long distance telecommunications to business customers; and TMNG Inc., a telecommunications-related consulting firm. He received a B.A. degree from the University of Rochester and a J.D. degree from Stanford University. Mr. Lipman’s law firm provides legal services to the Company from time to time.

     Jose Ferreira, Jr.,, 47, has been the President and Chief Executive Officer of the Woodclyffe Group, LLC, a management consulting and investment firm founded by Mr. Ferreira, since February 2001. Prior to founding the Woodclyffe Group, LLC, Mr. Ferreira was employed by Avon Products, Inc., a direct seller of personal care and other products, for more than 20 years. During his tenure at Avon Products, he held various key positions, including Chief Operating Officer International and New Business Development and a member of the Board of Directors from December 1999 through January 2001, Executive Vice President and President of Europe, Asia and Africa from December 1998 to December 1999, and Executive Vice President and President of Asia Pacific from 1995 to 1998. He received a B.S. degree from Central Connecticut University and an M.B.A. degree in Finance and International Business from Fordham University.

     Blake M. Roney and Brooke B. Roney are brothers. The Company is not aware of any other family relationships among any directors or executive officers. The Certificate of Incorporation of the Company contains provisions eliminating or limiting the personal liability of directors for violations of a director’s fiduciary duty to the extent permitted by the Delaware General Corporation Law.

Board of Directors Meetings and Committees

     The Board of Directors held five meetings during the fiscal year ended December 31, 2002. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during such period and the total number of meetings held during such period by all committees of the Board of Directors on which that director served, except for Takashi Bamba.

     The Company has standing Audit, Compensation, and Executive Committees, but has not established a Nominating Committee.

     The Audit Committee members are Daniel W. Campbell, E.J. “Jake” Garn, Paula F. Hawkins, and Andrew D. Lipman. Mr. Campbell is the Chairman of the Audit Committee. Each member of the Audit Committee is independent within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met ten times during 2002. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee’s responsibilities include, among other things:

•	selecting the Company's independent public accountants;

•	reviewing the activities and the reports of the independent public accountants;

•	reviewing the independence of the independent public accountants;

•	approving in advance the audit and non-audit services provided by the independent public accountants; and

•	examining the adequacy of the Company's internal controls and internal auditing methods and procedures.

     The Compensation Committee members currently consist of Daniel W. Campbell, E.J. "Jake" Garn, Paula F. Hawkins and Andrew D. Lipman. Mr. Campbell is the Chairman of the Compensation Committee. The Compensation Committee met nine times during 2002. The Compensation Committee's responsibilities include, among other things, establishing the salaries, bonuses, and other compensation to be paid to the Company's executive officers and administering the Company's Second Amended and Restated 1996 Stock Incentive Plan.

     The Executive Committee members are Blake M. Roney and Steven J. Lund. Mr. Roney is the Chairman of the Executive Committee. The duties of the Executive Committee are, to the extent authorized by the Board of Directors, to exercise all the powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company. The Executive Committee met numerous times during 2002.

Compensation of Directors

     Each director who does not receive compensation as an officer or employee of the Company or its affiliates is entitled to receive an annual fee of $35,000 for serving on the Board of Directors, a fee of $1,000 for each meeting of the Board of Directors or any committee meeting thereof attended, and an additional fee of $1,000 for each committee meeting attended if such director is the chairperson of that committee. In addition, the Company may compensate a director $1,000 per day for corporate events or travel required by the Company. Each director may be reimbursed for certain expenses incurred in attending Board of Directors and committee meetings. The Company may also compensate directors for services performed for work on special committees at hourly rates and make available corporate resort properties for use of directors. Mr. Lipman was paid $10,291 for work as a member of the Special Litigation Committee reviewing and handling the Kindt derivative action and also utilized a corporate resort property for three nights.

     In addition, directors may be granted options or stock bonus awards under the Second Amended and Restated 1996 Stock Incentive Plan. On May 9, 2002, the Company granted each of E.J. “Jake” Garn, Paula F. Hawkins, Daniel W. Campbell, and Andrew D. Lipman options to acquire 7,500 shares of Class A Common Stock under the Second Amended and Restated 1996 Stock Incentive Plan at an exercise price of $13.00 per share. All of such options vest on the day before the next annual meeting of the stockholders following the date of grant. All options were granted with an exercise price equal to the fair market value of the Class A Common Stock on May 9, 2002, the date of the grant. Each of the non-employee directors of the Company will receive a stock option grant for 7,500 shares of Class A Common Stock on the date of the Annual Meeting in 2003.

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company as of April 1, 2003 were as follows:

Name	Age	Position
Blake M. Roney	45	Chairman of the Board
Steven J. Lund	49	Chief Executive Officer
M. Truman Hunt	44	President
Sandra N. Tillotson	46	Senior Vice President
Brooke B. Roney	41	Senior Vice President
Max L. Pinegar	71	Senior Vice President
Corey B. Lindley	38	Executive Vice President and President, Greater China
Ritch N. Wood	37	Chief Financial Officer
Lori H. Bush	46	President, Nu Skin
Joseph Y. Chang	50	President, Pharmanex
Robert S. Conlee	36	Regional Vice President, North Asia and President, Big Planet
Richard W. King	46	Chief Information Officer
Mark L. Adams	51	Vice President, Corporate Service
D. Matthew Dorny	39	Vice President and General Counsel
Michael D. Smith	57	Regional Vice President, Southeast Asia and Pacific and Vice President, Global Governmental Affairs
Mark A. Wolfert	47	Regional Vice President, Americas and Europe
Takashi Bamba	67	President, Nu Skin Japan

      Set forth below is the business background of each of the executive officers of the Company. Information on the business background of each of Blake M. Roney, Truman Hunt, Sandra N. Tillotson, Brooke B. Roney, and Takashi Bamba is set forth previously under the caption “Election of Directors.”

      Steven J. Lund has been Chief Executive Officer and a director of the Company since its inception. Mr. Lund also served as President until January 2003. Mr. Lund was a founding shareholder of NSI and served as the Executive Vice President of NSI until the Company’s acquisition of NSI. Mr. Lund previously worked as an attorney in private practice. He received a B.A. degree from Brigham Young University and a J.D. degree from Brigham Young University.

      Max L. Pinegar has served as a director of the Company since its inception. Mr. Pinegar has served as a Senior Vice President of the Company since January 2000 when he came out of retirement. Mr. Pinegar previously served as a Senior Vice President of the Company from May 1998 until his retirement in November 1998. Prior to retirement, he served as General Manager and Vice President of NSI. He received a B.A. degree from Brigham Young University and an M.B.A. degree from the University of Utah.

      Corey B. Lindley, has served as Executive Vice President of the Company since January 2000 and President, Greater China since August 2002. From September 1996 to November 2002, Mr. Lindley served as Chief Financial Officer of the Company. From 1993 to 1996, he served as Managing Director, International, of NSI. Mr. Lindley worked as the International Controller of NSI from 1991 to 1994. From 1990 to 1991, he served as Assistant Director of Finance of NSI. Mr. Lindley is a Certified Public Accountant. Prior to joining NSI in 1990, he worked for the accounting firm of Deloitte & Touche LLP. He earned a B.S. degree from Brigham Young University and an M.B.A. degree from Utah State University.

      Ritch N. Wood was appointed Chief Financial Officer in November 2002. Prior to this appointment, Mr. Wood served as Vice President, Finance for the Company from July 2002. Mr. Wood also previously served as Vice President, New Market Development from June 2001 to July 2002, and as the Controller, Pharmanex Division as well as Director of Finance, New Market Development from 1998 to June 2001. Mr. Wood was the Company’s European Regional Controller From 1995 to 1998 and its Assistant Director of Tax from 1993 to 1995. Mr. Wood is a Certified Public Accountant. Prior to joining the Company, he worked for the accounting firm of Grant Thornton LLP. Mr. Wood earned a B.S. and a Master of Accountancy degree from Brigham Young University.

      Lori H. Bush was appointed as the President of Nu Skin, the Company’s personal care product division, in May 2001. Prior to such appointment, she served as Vice President, Marketing (Nu Skin division) from February 2000 until her appointment as President of the Nu Skin division. Prior to joining the Company, Ms. Bush served as Executive Director, Worldwide, Johnson & Johnson Consumer Products from June 1998 until February 2000. Ms. Bush also served as Vice President, Professional Marketing for Neutrogena, a Johnson & Johnson company, from May 1993 until June 1998. Ms. Bush received a B.S. degree from Ohio State University and an M.B.A. from Temple University.

      Joseph Y. Chang was appointed as the President of Pharmanex, the Company’s nutritional supplement division, in April 2000. Prior to such appointment, Dr. Chang served as Vice President of Clinical Studies and Pharmacology of Pharmanex from 1997 until April 2000. He was the President and Chief Scientific Officer of Binary Therapeutics, Inc., a development stage company in the biotechnology industry, from 1994 until 1997. Dr. Chang has nearly 20 years of pharmaceutical experience. He received a B.S. degree from Portsmouth University and a Ph.D. degree from the University of London.

      Robert S. Conlee was appointed to serve as the Regional Vice President, North Asia in May 2001. Mr. Conlee was also appointed to serve as the President of Big Planet, the Company’s technology division in July 2002. Prior to May 2001, he served in various capacities for the Company from 1996 to May 2001, including: Vice President of Operations in Japan; Senior Vice President, Marketing and Sales, Pharmanex Division; and Chief Operating Officer, Pharmanex Division. Mr. Conlee has a B.A. degree from Brigham Young University and an M.B.A. degree from Temple University (Tokyo Campus).

     Richard W. King has been the Chief Information Officer of the Company since January 2000. From its formation in October 1997 to July 2002, he also served as the President of Big Planet. From August 1996 to September 1997, Mr. King was President of Night Technologies International, Inc. From August 1993 to April 1996, Mr. King was an Executive Vice President of Novell, Inc., a leading network software company, where he had responsibility over NetWare, Novell’s flagship product. Mr. King received a B.S. degree from Brigham Young University.

     Mark L. Adams has served as Vice President, Corporate Services for the Company since May 2001. From January 2000 to May 2001 he served as Vice President, Finance and Administration. He joined NSI in 1994 and has previously held positions as Vice President of Corporate Services, Vice President of Finance, and International Controller. Mr. Adams also worked for eight years in the audit division of Arthur Andersen LLP in Salt Lake City. Mr. Adams earned a B.S. and an M.S. degree from Brigham Young University.

     D. Matthew Dorny was appointed Vice President and General Counsel of the Company in January 2003. Mr. Dorny previously served as Assistant General Counsel from May 1998 to January 2003. Prior to joining the Company, Mr. Dorny was a partner in the law firm of Parr, Waddoups, Brown, Gee & Loveless in Salt Lake City, Utah. Mr. Dorny received a B.A. degree and a J.D. degree from the University of Utah.

     Michael D. Smith has been Regional Vice President, South Asia and Pacific and Vice President, Global Government Affairs for the Company since September 2001. From December 1997 until September 2001, Mr. Smith served as Regional Vice President of North Asia and as Vice President of Global Government Affairs. Mr. Smith also served as Vice President of Operations for the Company from September 1996 until December 1997. He served previously as Vice President of North Asian Operations for NSI. In addition, he served as General Counsel of NSI from 1992 to 1996 and as Director of Legal Affairs of NSI from 1989 to 1992. He earned B.S. and M.A. degrees from Brigham Young University and a J.D. degree from the University of Utah.

     Mark A. Wolfert has been Regional Vice President, Americas and Europe since May 2001. Prior to serving in this position, Mr. Wolfert served as the Vice President of New Market Development and Latin America Operations for the Company from January 1999 through May 2001. Mr. Wolfert was a Senior Director of New Market Development for the Company from December 1996 through January 1999. Prior to such time, Mr. Wolfert served as an attorney for the Company. Prior to joining the Company, Mr. Wolfert practiced law. Mr. Wolfert received a B.A. degree from the University of Utah and a J.D. degree from Brigham Young University.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own beneficially more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company’s equity securities. Officers, directors, and greater than 10% beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2002, the Company’s officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual and long-term compensation for services rendered in all capacities during the fiscal years ended December 31, 2000, 2001, and 2002, of those persons who were the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the “Named Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation (1)
Blake M. Roney	2002	$ 750,000	$ 437,433	--	--	$ 3,259
Chairman of the Board	2001	750,000	371,404	--	--	3,259
	2000	791,666	85,702	--	--	3,272

Steven J. Lund	2002	750,000	437,433	--	--	3,007
President and Chief Executive Officer	2001	750,000	371,404	--	--	3,007
	2000	791,666	85,702	--	--	3,019

Sandra N. Tillotson	2002	400,000	233,296	--	--	1,920
Senior Vice President	2001	400,000	197,067	--	--	1,920
	2000	463,768	54,057	--	--	1,928

Brooke B. Roney	2002	400,000	233,296	--	--	--
Senior Vice President	2001	400,000	197,067	--	--	--
	2000	463,768	54,057	--	--	--

Takashi Bamba	2002	361,778	168,464	--	30,000	--
President, Nu Skin Japan	2001	371,299	186,786	--	30,000	--
	2000	392,608	15,783	--	30,000	--

(1)	Consists of term life insurance payments in 2000, 2001, and 2002.

        The following table sets forth certain information with respect to grants of stock options pursuant to the Second Amended and Restated 1996 Stock Incentive Plan during 2002 to the Named Officers.

Option Grants in Last Fiscal Year(1)

Name	Number of Securities Underlying Options Granted (Shares)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2) 5% 10%
Blake M. Roney	0	--	--	--	--	--
Steven J. Lund	0	--	--	--	--	--
Sandra N. Tillotson	0	--	--	--	--	--
Brooke B. Roney	0	--	--	--	--	--
Takashi Bamba	15,000	1.64%	$ 8.99	3/1/12	$ 84,806	$ 214,916
	15,000	1.64%	$ 12.00	9/3/12	$ 113,201	$ 286,874

(1)

All options granted become exercisable in four equal annual installments beginning on the date of grant. Options are granted for a term of ten years, subject to earlier termination in certain events, and are not transferable. The exercise price is equal to the fair market value of the Class A Common Stock on the date of grant. The Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options.

(2)

Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Class A Common Stock price. Actual gains, if any, on stock option exercises depend upon the future financial performance of the Company, overall market conditions, and the option holder's continued employment through the vesting period. This table does not take into account any actual appreciation or depreciation in the price of the Class A Common Stock from the date of grant to the date of this report.

        The following table sets forth certain information with respect to unexercised options held by the Named Officers as of December 31, 2002. No options were exercised by any of the Named Officers in 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Number of Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Blake M. Roney	0	0	$ 0	$ 0
Steven J. Lund	0	0	0	0
Sandra N. Tillotson	0	0	0	0
Brooke B. Roney	0	0	0	0
Takashi Bamba	97,500	67,500	113,362	225,863

(1)	Based on the closing sales price of the Class A Common Stock on the New York Stock Exchange on December 31, 2002 ($11.97).

Employment Agreements

     Mr. Bamba is employed as the President of Nu Skin Japan at an annual salary of 45,150,000 yen (approximately US$361,778 based on average exchange rates in 2002). This salary is subject to annual review. Under the terms of his employment agreement, Mr. Bamba is entitled to reimbursement of business-related expenses, the use of an automobile provided by Nu Skin Japan, and participation in a retirement plan offered by Nu Skin Japan, which provides for a retirement payment in an amount determined by multiplying the final monthly salary of Mr. Bamba by the number of years employed multiplied by two. An additional amount of up to 25% of this amount can also be paid at the discretion of the Board of Directors of Nu Skin Japan. Mr. Bamba also has the right under his employment agreement to have Nu Skin Japan purchase a country club membership and pay related dues, although he has not exercised this right.

Compensation Plans

     The Company has adopted cash bonus incentive plans for its employees, including the executive officers of the Company. Under the current cash bonus incentive plan, an executive officer receives a bonus based on the operating results of the Company compared to targeted performance measures. The bonus is measured and paid quarterly. The Company has also, from time to time, paid discretionary cash bonuses to executives based on local market conditions and individual performance. The Company has also historically paid a discretionary year-end payment to all of its employees as more fully described in the Compensation Committee Report.

     The Company also maintains two deferred compensation plans for certain of its executive officers. Under the first plan, $12,000 is accrued as deferred compensation each year. The total amount of deferred compensation vests after the earlier of (i) ten years from the date of employment with the Company, and

(ii) the executive officer attaining age 60. Under the second plan, an amount equal to a set percentage (currently 10%) of an executive officer’s salary is accrued as deferred compensation. The total amount of deferred compensation under this plan vests after the earlier of (x) 20 years from the date of employment with the Company, and (y) the executive officer attaining age 60. Earnings accrue on the deferred compensation based on market earnings on investments selected by the participant.

COMPENSATION COMMITTEE REPORT

     This Compensation Committee Report discusses the Company’s executive compensation policies and the basis for the compensation paid to the Chairman of the Board, the Chief Executive Officer, and the executive officers that report directly to the Chairman of the Board or the Chief Executive Officer (collectively, for purposes of this Report, the “Executive Officers”) during the fiscal year ended December 31, 2002.

     Compensation Policy. The Company's policy with respect to executive compensation has been designed to:

•	Ensure the Company’s compensation programs enable it to recruit, retain, and motivate a group of talented and diverse domestic and international executives;

•	Provide competitive, flexible compensation arrangements that adequately reward for significant achievement;

•	Ensure that executive compensation is economically defensible and consistent with corporate performance; and,

•

Align the interests of the Executive Officers with those of the Company’s stockholders with respect to short-term operating goals and long-term increases in the price of the Company’s Class A Common Stock.

     The Compensation Committee is responsible for reviewing and approving all compensation paid by the Company to the Executive Officers. In this capacity, the Compensation Committee determines the timing, pricing, and amount of all such bonuses and awards granted under the plans. Members of the Compensation Committee also administer the Second Amended and Restated 1996 Stock Incentive Plan. As such, these members establish the timing and terms of all equity awards granted to both Executive Officers of the Company as well as all other employee awards.

     Components of Compensation. The components of the Company’s current compensation program consist of (i) base salary, (ii) short-term incentives in the form of cash bonus payments, (iii) long-term incentives in the form of equity awards, and (iv) certain other benefits provided to the Company’s Executive Officers. These components and the relationship of each component of compensation to the Company’s performance are discussed below.

     Base Salary. The Compensation Committee is responsible for establishing the base salary for the Executive Officers and approving any changes or adjustments to base salary. In reviewing and approving base salaries and any adjustments paid to Executive Officers, the Compensation Committee considers various factors including (i) salaries provided by similarly sized companies or companies within the Company’s industry; (ii) the nature of each Executive Officer’s responsibilities, capabilities and contributions; (iii) an evaluation of the Company’s financial and securities market performance; (iv) the level of cash bonuses that are payable if target performance measures are met; and, (v) with respect to Executive Officers, other than the Chairman of the Board and the Chief Executive Officer, the

recommendation of the Chairman of the Board, the Chief Executive Officer, and President. The Compensation Committee does not assign any specific weights to these factors, but does emphasize establishing salaries that are competitive in order to enable the Company to attract and retain qualified and effective Executive Officers. In connection with this process, the Compensation Committee reviews and considers compensation surveys prepared for the Compensation Committee by independent consulting firms and information compiled by the Company’s human resource department. The Compensation Committee believes that the base salaries for the Company’s Executive Officers are reasonable in relation to the Company’s size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company’s industry.

      Annual Incentive Compensation. The Compensation Committee policy is to maintain a significant portion of the Executive Officers’ compensation at risk, tied to the financial performance of the Company. In furtherance of this objective, the Company has established formal annual incentive plans that provide for cash bonuses based on the achievement of targeted levels of revenue and operating income after eliminating any impact of foreign currency fluctuations. The quarterly targets are established semi-annually and reviewed in advance each quarter for any necessary adjustments. The amount of the bonus that can be earned under these plans is fixed by a formula and is based on the degree to which the targeted performance measures have been met or exceeded. The bonuses can range from 30% to 60% of base salary to the extent both revenue and operating profit targets are achieved. If actual performance exceeds the targeted amounts, these bonus percentages are increased linearly based on the extent to which the bonus targets are achieved. If the operating targets are not met, the bonus percentages are reduced linearly to 50% of target bonus percentages, but no bonuses are paid under the current bonus plan if actual performance is less than 90% of the operating profit target. A bonus was paid to Executive Officers under these plans based on the performance of the Company during each quarter of 2002.

      The Compensation Committee also has retained the right to make discretionary bonuses to Executive Officers for extraordinary performance and other factors. The Compensation Committee believes the incentive compensation plans for its Executive Officers reward those individuals for achieving or exceeding the Company’s goals and targeted objectives, thus benefiting the Company and its stockholders. The Compensation Committee believes the achievement of these goals and targeted objectives will dictate, in large part, the Company’s future operating results. The Compensation Committee believes that providing incentive-based compensation fairly and adequately compensates individuals in relation to their responsibilities, capabilities, and contributions to the Company, and in a manner that is tied to the performance of the Company.

      The Company has also historically made a year-end payment to corporate employees in the form of a gift certificate or similar merchant credit arrangement or cash in an amount equal to a percentage of each employee’s base salary (approximately two-weeks’ salary). The amount of this year-end payment made to the Named Executive Officers is included in the bonus column of the Summary Compensation Table.

      Equity Awards. The Compensation Committee has adopted a compensation policy that is designed to encourage Executive Officers to manage from the perspective of owners with an equity stake in the Company. The Compensation Committee ties a portion of the total compensation of Executive Officers to the long-term financial performance of the Company through the grant of equity awards, primarily stock options. The Company has adopted the Second Amended and Restated 1996 Stock Incentive Plan that provides members of the Compensation Committee with the discretion to grant equity incentive awards to key employees of the Company. These members of the Compensation Committee have the complete authority to determine the persons to whom awards will be made and the nature and size of such awards. The Second Amended and Restated 1996 Stock Incentive Plan provides for options, stock appreciation rights, contingent stock awards, and restricted stock awards. Members of the

Compensation Committee determine the number of awards to be granted and the persons who are to receive such awards on a subjective basis, taking into consideration several factors including the level of options generally granted by similarly sized companies or companies within the Company’s industry for similar positions, the anticipated value of the Company’s stock if financial and operating targets are met, individual salaries and individual performance, and recommendations of the Chairman of the Board and Chief Executive Officer with respect to the other Executive Officers. The members of the Compensation Committee also utilize the services of an independent consulting firm to provide advice on the size and frequency of equity awards. Typically, the option awards are granted twice a year.

     Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its Executive Officers. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company’s industry.

     Tax Limitations on Deductibility. The Compensation Committee takes into consideration the limitation on deductibility for United States income tax purposes of compensation in excess of $1 million paid to the Company’s highest paid Executive Officers when it is determining compensation for its Executive Officers. The Compensation Committee has attempted, where possible, to structure its formal bonus and equity plans to qualify for the “performance-based” exception to the deduction limitation.

     Compensation of the Chief Executive Officer. The salary paid by the Company to Mr. Lund in 2002 was reviewed and approved in accordance with the policies set forth above. The Compensation Committee believes Mr. Lund’s salary is commensurate with the compensation paid by companies of comparable size and within the Company’s industry. The Company paid $437,433 in bonuses to Mr. Lund based on the Company’s revenue and operating profit performance in 2002 compared to targeted goals. In addition, a year-end payment that was equivalent, on a percentage basis of base salary, to the year-end payments provided to all corporate employees as described above was provided to Mr. Lund. The Compensation Committee elected not to make any equity awards to Mr. Lund in 2002 because of existing incentives tied to the performance of the Company.

     Conclusion. The Compensation Committee believes that the concepts discussed above further the stockholders' interests and that Executive Officer compensation encourages responsible management of the Company. The Compensation Committee regularly considers the effect of management compensation on stockholder interests.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Daniel W. Campbell, Chairman Paula F. Hawkins E.J. "Jake" Garn Andrew D. Lipman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Daniel W. Campbell, Paula F. Hawkins, E.J. "Jake" Garn, and Andrew D. Lipman. Mr. Lipman is associated with a law firm that provides legal services to the Company in connection with contractual and regulatory issues associated with telecommunications and enhanced data and voice communications products. See "Certain Relationships and Transactions" for more information concerning the relationship described above.

STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total stockholder return (stock price appreciation plus dividends) on the Company’s Class A Common Stock with the cumulative total return of the S&P 500 Index and a market weighted index of publicly traded peers for the period from December 31, 1997 through December 31, 2002. The graph assumes that $100 is invested in each of the Class A Common Stock, the S&P 500 Index, and the index of publicly traded peers on December 31, 1997 and that all dividends were reinvested. The publicly traded companies in the peer group are Avon Products, Inc., Dial Corporation, Estee Lauder, Nature’s Sunshine Products, Inc., and Tupperware Corporation. Herbalife International has been excluded from the peer group as its shares are no longer publicly traded.

DOLLARS
200
175
150
125
100
75
50
25
0
1997
1998
1999
2000
2001
2002
NU SKIN ENTERPRISES, INC.
PEER GROUP INDEX
S&P 500 INDEX

Measurement Period	Company	S&P 500 Index	Peer Group Index
December 31, 1997	$ 100.00	$ 100.00	$ 100.00
December 31, 1998	129.45	128.58	142.59
December 31, 1999	49.66	155.64	134.61
December 31, 2000	29.11	141.46	143.76
December 31, 2001	49.21	124.65	131.92
December 31, 2002	68.80	97.10	137.92

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of the Board of Directors is responsible for monitoring the Company’s financial auditing, accounting, and financial reporting processes and its system of internal controls on behalf of the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee. The Company’s management has primary responsibility for the Company’s internal controls and reporting process. The Company’s independent public accountants, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles. The Audit Committee’s responsibility is to monitor these processes. In this context, the Audit Committee met and held discussions with management, the Company’s internal auditors, and PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the consolidated financial statements for the fiscal year 2002 were prepared in accordance with generally accepted accounting principles.

     The Audit Committee hereby reports as follows:

•

The Audit Committee has reviewed and discussed the audited consolidated financial statements and accompanying management’s discussion and analysis of financial condition and results of operations with the Company’s management and PricewaterhouseCoopers LLP. This discussion included PricewaterhouseCoopers LLP’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

•	The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

•

PricewaterhouseCoopers LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. The Audit Committee also considered whether non-audit services provided by PricewaterhouseCoopers LLP during the last fiscal year were compatible with maintaining the accounting firm’s independence.

•

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also selected, subject to stockholder ratification, PricewaterhouseCoopers LLP to serve as the Company’s independent public accountants for the year ending December 31, 2003.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Daniel W. Campbell, Chairman E.J. “Jake” Garn Paula F. Hawkins Andrew D. Lipman

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Distributor Stock Option Obligation

      Maple Hills Investment, Inc. (“Maple Hills”), formerly known as Nu Skin USA, Inc., previously agreed to reimburse the Company $19 per share for the value of the Class A Common Stock that the Company is required to issue upon exercise of certain options granted to distributors of the Company resident in the United States which were scheduled to expire on December 31, 2001. The payments became payable upon exercise of the outstanding options. The Company elected to extend the exercise period for these distributor options in December 2001 for an additional two-year period. In connection with such extension, the Audit Committee approved a prepayment to the Company of $2.4 million from Maple Hills to satisfy its obligation related to the options granted to distributors.

      Blake M. Roney, Steven J. Lund, Sandra N. Tillotson, and Brooke B. Roney, executive officers and directors of the Company, and Nedra D. Roney, Craig S. Tillotson, and R. Craig Bryson, 5% or greater stockholders of the Company, and certain other family members, are stockholders of Maple Hills and own substantially all of the stock of Maple Hills.

Big Planet Acquisition Note

    As part of the Company’s acquisition of Big Planet, Inc. in 1999, the Company issued a promissory note in the principal amount of $14.5 million to Maple Hills. The note accrued interest at the rate of 6.5%. The remaining outstanding balance of $6.0 million was paid in full in 2002.

Leases

     The Company leases its corporate offices, distribution center, and certain other property pursuant to lease agreements with two entities, Scrub Oak, Ltd. and Aspen Country LLC, owned by the following executive officers, directors, 5% or greater stockholders, and respective family members: Blake M. Roney, Nedra D. Roney, Sandra N. Tillotson, Brooke B. Roney, Steven J. Lund, Kirk V. Roney, Craig S. Tillotson, R. Craig Bryson, and Rick A. Roney. In 2002, the Company incurred lease charges totaling approximately $2.2 million and $1.1 million, respectively, to Scrub Oak and Aspen Country. In January 2003, the Company entered into new lease agreements for the respective properties as the previous leases had expired. The lease terms were negotiated and approved by a Special Committee of the Board of Directors. The Special Committee retained its own independent real estate professional and legal advisors.

Stockholder Distributors

     R. Craig Bryson and Craig S. Tillotson are major stockholders of the Company and have been distributors of the Company since 1984. Messrs. Bryson and Tillotson and Clara McDermott, the mother of Mr. Tillotson, are partners in an entity (the "Partnership") that receives substantial commissions on product sales from the Company. For the fiscal year ended December 31, 2002, total commissions paid to the Partnership were approximately $3.3 million. By agreement, the Company pays commissions to the Partnership at the highest level of commissions available to distributors.

       Craig S. Tillotson has three brothers who are distributors of the Company. For the year ended December 31, 2002, total commissions paid to these persons or the partnerships in which they are partners from the sale of Company products were approximately $2.3 million.

Stockholders Agreement

      Effective as of November 28, 1997, the original stockholders of the Company and certain of their transferees (the “Original Stockholders”) entered into an amended and restated stockholders agreement with the Company (the “Stockholders Agreement”). The Original Stockholders and certain of their affiliates beneficially own shares having over 90% of the combined voting power of the outstanding shares of Common Stock of the Company. Each of the Original Stockholders has agreed to comply with the volume limitations of Rule 144 even if they are eligible to sell shares under Rule 144(k).

      The Original Stockholders have been granted registration rights by the Company permitting each such Original Stockholder to register his or her shares of Class A Common Stock, subject to certain restrictions, on any registration statement filed by the Company until such Original Stockholder has sold a specified value of shares of Class A Common Stock. In certain circumstances, the Original Stockholders are responsible to reimburse the Company for expenses associated with a registered stock offering. In 2002, these stockholders reimbursed the Company approximately $1.1 million related to the underwritten offering of securities in July 2002.

Lease of Airplane

      The Company periodically charters air service from a charter company, Keystone Aviation LLC, in which Blake M. Roney, Chairman of the Board of the Company, currently owns a 50% interest. In 2002, the Company paid $659,118 to this charter company, a majority of which related to charter services provided to the Salt Lake Organizing Committee for the 2002 Olympic Games pursuant to the Company’s sponsorship agreement. Keystone Aviation, LLC, leases from time to time an aircraft from Arrow Plane, L.C. to provide its charter services to the Company. Mr. Roney and his spouse directly or indirectly own substantially all of Arrow Plane, L.C. In 2002, Arrow Plane, L.C. received payments of approximately $108,615 from Keystone Aviation related to charter services provided to the Company. The Audit Committee of the Board of Directors has reviewed and approved the rates being charged by Keystone Aviation, LLC.

Certain Loans

      On December 10, 1997, the Company loaned $5.0 million to Nedra D. Roney. This loan was secured by a pledge by Ms. Roney of 349,406 shares of Class B Common Stock and accrues interest at 6.0% per annum. The loan was made in connection with Ms. Roney’s entering into the Stockholders Agreement, as amended. The highest outstanding balance under this note in 2002 was $6.4 million. On May 3, 2002, Ms. Roney repaid in full the outstanding balance of the note and accrued interest with 442,441 shares of Class A Common Stock in accordance with the terms of the note. The closing price of the Class A Common Stock on May 3, 2002 was $14.55.

      In July 2001, the Company loaned $500,000 to Joseph Chang, President of Pharmanex in connection with the purchase of a home. This loan is secured by real estate purchased by him for his primary residence. The loan bears interest at 5.03% per annum, payable in semi-annual payments. The principal is due and payable in full on the earlier of (i) July 5, 2006, (ii) the 180th day following Mr. Chang’s voluntary termination of employment, (iii) the one-year anniversary of the termination of Mr. Chang’s employment if it is terminated by the Company without cause, and (iv) 30 days after termination of employment if Mr. Chang is terminated for cause. The outstanding principal balance is currently $500,000.

     In October 2001, the Company loaned Lori Bush, President of Nu Skin, $815,000 for the purchase of a home in connection with her relocation to Utah. The loan was secured by the home purchased by her. The loan bore interest at 4.5% per annum, payable in semi-annual payments. The outstanding principal amount and accrued interest was paid in full in 2002.

Other

      Employees of the Company provide various personal services for senior executive officers. The senior executive officers pay the Company for these services at rates approved by the Audit Committee of the Board of Directors. In 2002, Blake M. Roney, Brooke B. Roney, Sandra N. Tillotson and Steven J. Lund paid the Company $147,544, $86,997, $27,972 and $75,083, respectively, for personal services provided to them.

      Andrew D. Lipman, a director of the Company, is a partner in the law firm Swidler Berlin Shereff Friedman LLP (“Swidler Berlin”). Swidler Berlin provides legal services to the Company in connection with contractual and regulatory issues associated with the telecommunications and enhanced data and voice communications products of Big Planet.

      In April 2003, the Company engaged the Woodclyffe Group, LLC, to perform consulting work for the Company for a monthly retainer of $22,500 plus a daily rate per consultant for the time above the contractual commitment. Jose Ferreira, Jr., a nominee for director, is a founder and principal of the Woodclyffe Group.

      The Company currently employs a brother of Blake M. Roney and Brooke B. Roney and two brothers-in-law of Blake M. Roney who make in excess of $60,000 per year. The Company paid these individuals an aggregate of $418,000 in salary and bonuses in 2002. In addition, these employees also participated in the employee benefit plans available generally to employees of the Company.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO
THE SECOND AMENDED AND RESTATED
1996 STOCK INCENTIVE PLAN

      The Board of Directors has approved an amendment (the “Amendment”) to the Second Amended and Restated 1996 Stock Incentive Plan (the “Plan”) and is submitting the Amendment to the Company’s stockholders for their approval. Since the Company’s initial public offering, the Company has used its existing stock incentive plan, as amended, to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and motivate key Company employees to contribute to the Company’s growth and profitability. The Board of Directors believes that the Plan is an important factor in attracting and retaining the high caliber employees essential to the Company’s success and in aligning those individuals’ long-term interests with those of the stockholders. The Plan has been amended and modified:

•	to increase by 5,000,000 shares the maximum aggregate number of shares with respect to which equity incentives may be granted; and,

•	to provide the committee that administers the Plan flexibility to allow options to remain in effect for longer periods after termination of employment or consulting arrangements.

Summary of the Plan

      The following summary of the material terms of the Plan is qualified in its entirety by the terms of the Plan, a copy of which may be obtained free of charge from the Company by written request to Charles N. Allen, Director, Investor Relations, at the address set forth on the last page. A copy of the Plan has also been filed as an attachment to the form of Proxy Statement filed with the Securities and Exchange Commission.

      Eligibility. Awards permitted pursuant to the Plan which are Incentive Stock Options may only be made to employees, including directors who are also employees. All other types of awards under the Plan may be made to employees, directors and consultants.

     Plan Administration. The Plan is administered by the 1996 Stock Incentive Plan Committee (the “Plan Committee”), which consists of the members of the Compensation Committee of the Board of Directors who meet the eligibility requirements set forth in the Plan. The Plan Committee determines, from time to time, the individuals to whom awards shall be made, the type of awards, and the amount, size and terms of each award. The Plan Committee makes all other determinations necessary or advisable for the administration of the Plan.

     Awards. Awards under the Plan may be in the form of options (both non-qualified stock options ("NQSOs") and incentive stock options ("ISOs")), contingent stock, restricted stock, and stock appreciation rights ("SARs"), or such other forms as the Plan Committee in its discretion may deem appropriate. The maximum number of awards that may be issued to any one person during the life of the Plan shall be limited to 10% of the shares reserved for issuance under the Plan. The number of shares which may be issued under the Plan as well as the terms of any outstanding awards may be equitably adjusted by the Plan Committee in the event of a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar events. In general, any shares subject to an option or right, which for any reason expires or is terminated unexercised, shall again be available under the Plan. No awards may be granted more than ten years after the effective date of the Plan.

     Number of Shares. The Plan currently authorizes the issuance of awards and options for up to 8,000,000 shares of Class A Common Stock under the Plan. As of March 1, 2003, approximately 840,000 shares remained available for issuance. The Company has generally funded the shares available for issuance under the Plan with treasury shares purchased under its stock repurchase program. The Company has purchased over 8.4 million shares under its repurchase program. The Amendment provides for an additional 5,000,000 shares of the Class A Common Stock to be issued pursuant to the Plan, as amended.

     Plan Amendment. The Board of Directors may amend the Plan, without stockholder approval, anytime in any respect unless stockholder approval of the amendment in question is required under Delaware law, the Internal Revenue Code of 1986, as amended (the “Code), certain exemptions from Section 16 of the Securities Exchange Act of 1934, as amended, any national securities exchange system on which the shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan or other applicable laws, rules or regulations. No amendment to the Plan may alter or impair any award granted under the Plan without the consent of the holders thereof. The Plan may be terminated at any time by the Board of Directors.

     Options. The Plan provides for the grant of ISOs to employees and NQSOs to employees and independent consultants. In the case of ISOs, the exercise price of an option may not be less than 100% of the fair market value of a share of Class A Common Stock at the time of grant (or 110% of such fair market value if the optionee owns more than 10% of the total voting power of all classes of Company stock outstanding at the time of grant).

      With respect to NQSOs, the option price may be less than the fair market value of a share of common stock. The Company anticipates that generally options would be granted at an exercise price equal to theirfair market value because the issuance of options at a price below fair market value will result in a charge to earnings. However, in certain circumstances, such as in connection with the acquisition of a company with outstanding options, the Company desires the flexibility to issue options at a price below fair market value where such an action would be in the best interests of the Company.

      Options will be exercisable for a term determined by the Plan Committee provided such exercise shall occur not earlier than six months and not later than ten years (five years if the optionee owns more than 10% of the total voting power of all classes of Company Stock outstanding at the time of grant) after the grant of the option. The aggregate fair market value of ISOs (determined at the time of grant) granted to an employee that may become first exercisable in any one calendar year shall not exceed $100,000. If any option is not granted, exercised or held pursuant to the provisions applicable to an ISO, it will be considered to be a NQSO to the extent that any or all of the grant is in conflict with such provisions. The Plan Committee has the power to permit acceleration of previously determined exercise terms under certain circumstances and upon such terms and conditions as the Plan Committee deems appropriate. Under the Plan, the Plan Committee shall have discretion as to the period of time after termination of employment or service as a consultant that options may be exercised. Previously, the Plan inferred that the maximum time in which options could be exercised after termination of service was one year. The Company expects that options granted to employees will generally continue to provide for termination 90 days after termination of service, but the Plan Committee will now have flexibility to structure the option terms in situations such as where the consideration paid to a consultant, director or employee may consist largely of an option grant or where the option is being granted as part of a retirement package and there is reason to allow an extended period to exercise the option.

      Contingent Stock. The Plan Committee will determine the amount of contingent stock to be granted to a participant based on the past or expected impact the participant has had or can have on the financial well being of the Company and other factors determined by the Plan Committee to be appropriate. A participant receiving an award of contingent stock will receive the stock upon the satisfaction of certain objectives. Contingent stock awards made pursuant to the Plan will be subject to such terms, conditions and restrictions, including obtainment of performance objectives, for such period or periods as may be determined by the Plan Committee at the time of grant. The Plan Committee in its discretion may permit acceleration of the expiration of the applicable restriction period with respect to part or all of the award to any participant.

      Restricted Stock. The Plan Committee will determine the amount of restricted stock to be granted to a participant based on the past or expected impact the participant has had or can have on the financial well being of the Company and other factors deemed by the Plan Committee to be appropriate. Restricted stock is issued to the participant subject to forfeiture if certain objectives are not met. Restricted stock awards made pursuant to the Plan shall be subject to the terms, conditions and restrictions, including the obtainment of performance objectives, and for such period or periods as will be determined by the Plan Committee at the time of grant. The Plan Committee in its discretion may permit acceleration of the expiration of the applicable restriction period with respect to part or all of the award to any participant. Shares of restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period provided in the participant’s award agreement.

      SARs. SARs are rights to receive cash or shares of Company stock, or a combination thereof, as the Plan Committee may determine in an amount equal to the excess of (i) the fair market value of the stock with respect to which the SAR is exercised, or (ii) 100% of the fair market value of such stock at the time the SAR was granted, less any dividends paid on such shares while the SAR was outstanding. No cash consideration will be received by the Company for the grant of any SAR. No SAR may be granted for a period of less than one year or greater than ten years. SARs may be exercised at such time and subject to such terms and conditions as are prescribed by the Plan Committee at the time of grant, subject to certain limitations (including that no SAR shall be exercisable within one year after the date of grant).

      Forfeiture Provisions. The Plan Committee may include in any award provisions that will result in the termination or forfeiture of all outstanding awards and/or the forfeiture of any benefit or gain received by a participant in the Plan from a previous award in the event of any forfeiture event. A “forfeiture event” is defined to include: (i) conduct related to the participant’s employment or service for which either criminal or civil penalties may be sought; (ii) the commission of an act of fraud or intentional misrepresentation; (iii) embezzlement or misappropriation or conversion of assets or opportunities of the Company; (iv) accepting employment with or serving as a consultant, advisor or in any other capacity to, or having ownership interest in, a person or entity that is in competition with or acting against the interest of the Company, or soliciting employees or distributors of the Company; (v) disclosing or misusing any confidential or proprietary information of the Company in violation of the Company’s non-disclosure policy or other non-disclosure agreement with the Company or other duty of confidentiality of the Company’s insider trading policy; or (vi) any and all other actions or omissions that the Plan Committee determines in its sole judgment are harmful or contrary to the interests of the Company. The Plan Committee will have broad discretion in determining what actions are harmful or contrary to the interests of the Company and which events will lead to forfeiture.

      Awards. Because awards under the Plan are granted in the discretion of the Plan Committee, it is not possible to determine the number of awards that will be received by officers and directors in the future. All outside directors are entitled to receive options to acquire 7,500 shares under the Plan at each Annual Meeting of Stockholders. Set forth below is a table setting forth the number of options and stock awards received since adoption of the Plan by (i) each nominee for director, (ii) each of the Named Officers, (iii) each person who has received 5% or more of such options or awards, (iv) all executive officers as a group, and (v) all directors who are not executive officers as a group.

Award Recipient	Number of Option Shares	Number of Stock Awards
Blake M. Roney, Chairman of the Board	0	0

Steven J. Lund, Chief Executive Officer and Director	0	0

Sandra N. Tillotson, Senior Vice President and Director	0	0

Brooke B. Roney, Senior Vice President and Director	0	0

M. Truman Hunt, President and Director Nominee	432,000	250,500

Max L. Pinegar, Senior Vice President and Director	119,557	0

Daniel W. Campbell, Director	37,500	2,500

E.J. "Jake" Garn, Director	37,500	2,500

Paula F. Hawkins, Director	37,500	2,500

Andrew D. Lipman, Director	32,500	2,500

Jose Ferreira, Jr., Director Nominee	0	0

Takashi Bamba, President-Nu Skin Japan and Director	165,000	13,000

Corey B. Lindley, Executive Vice President, President-Greater China	583,500	13,500

All Executive Officers as a Group	2,789,057	329,711

All Current Directors who are not Executive Officers as a Group	145,000	10,000

All Employees who are not Executive Officers as a Group	3,766,898	126,984

      Federal Income Tax Consequences. The Federal income tax consequences of the Plan depend upon whether a participant receives NQSOs, ISOs, contingent stock, restricted stock or SARs.

     NQSOs. The participant recognizes no taxable income and the Company receives no deduction when a NQSO is granted. Upon exercise of a NQSO, the participant recognizes ordinary income and the Company is entitled to a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The participant recognizes as a capital gain or loss any subsequent profit or loss realized on the sale or exchange of any shares disposed of or sold.

     ISOs. The participant recognizes no taxable gain or loss when an ISO is granted or exercised. If the shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Period"), the participant recognizes any gain or loss upon such sale as long-term capital gain or loss and the Company is not entitled to a deduction. If the shares are not held for the Holding Period, the gain is ordinary income to the participant to the extent of the difference between the exercise price and the fair market value of the Class A Common Stock on the date the option is exercised and any excess is capital gain. Also, in such circumstances, the Company is entitled to a deduction equal to the amount of any ordinary income recognized by the participant.

      Restricted Stock or Contingent Stock. A participant granted restricted stock or contingent stock is not required to include the value of such shares in income until the first time such participant’s rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Code Section 83(b) to be taxed on the receipt of the shares. In either case, the amount of such ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares. The Company is entitled to a deduction in the amount of the ordinary income recognized by the participant for the Company’s taxable year in which the participant recognizes such income.

     SARs. Upon the grant of a SAR, the participant recognizes no taxable income and the Company receives no deduction. The participant recognizes ordinary income and the Company is entitled to a deduction at the time of exercise equal to the cash and the fair market value of shares payable upon such exercise.

      Under certain circumstances, an accelerated vesting or cash-out of stock options, or accelerated lapse of restrictions on other awards, in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G. To the extent it is so considered, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction.

Equity Compensation Plan Information

The following table provides information about the shares of Class A Common Stock that may be issued under the Company’s existing equity compensation plans (including individual arrangements) as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans
Approved by Security
Holders	6,007,000		$ 11.53	1,723,000	(1)
Not Approved by Security
Holders	251,000	(2)	1.87	--

Total	6,258,000	(3)	$ 11.14	1,723,000

(1)

Consists of 1,571,000 shares available for future issuance under the Plan and 152,000 shares available for future issuance under the Company's 2000 Employee Stock Purchase Plan. The authorized shares purchasable by participants under the 2000 Employee Stock Purchase Plan may be increased by 75,000 shares each year beginning in 2003 and ending in 2009.

(2)

Consists of an option granted to Truman Hunt, currently the President of the Company, prior to the Company’s initial public offering, which is currently fully vested and expires at the end of December 2003.

(3)

Does not include information for options assumed in connection with acquisitions by the Company of other companies. As of December 31, 2002, a total of 778,000 shares of Class A Common Stock were issuable upon exercise of such assumed options, at a weighted-average exercise price per share of $5.88. Of the 778,000 shares issuable upon exercise of such assumed options, options to purchase 71,000 shares were assumed in the Company's acquisition of Pharmanex and options to purchase 707,000 shares, which had been granted to the Company's independent distributors, were assumed in the Company's acquisition of Nu Skin International.

Interests of Directors

     Directors of the Company are eligible to receive options under the Plan.

Vote Required and Board of Directors’ Recommendation

      Approval of the Plan will require the affirmative vote of a majority of the total number of votes of outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether approval of the Plan has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as votes against Proposal 2. Broker non-votes will be considered as unvoted and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR APPROVAL OF THE PLAN.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP, the Company’s independent public accountants for the fiscal year ended December 31, 2002, was selected by the Audit Committee of the Board of Directors to act in the same capacity for the fiscal year ending December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so decide and will be available to respond to appropriate questions.

     Fees billed to the Company by PricewaterhouseCoopers LLP for the year ended December 31, 2002 are as follows:

      Audit Fees. Audit fees for the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2002 and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the last fiscal year totaled approximately $630,000.

      Financial Information Systems Design and Implementation Fees. The Company did not engage PricewaterhouseCoopers LLP to provide services to the Company regarding financial information systems design and implementation during the last fiscal year.

     All Other Fees. Fees billed for all other non-audit services, which are primarily for tax-related services, provided during the last fiscal year totaled approximately $1.2 million. The Audit Committee has considered whether provision of their non-audit services are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Vote Required and Board of Directors’ Recommendation

     Ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants will require the affirmative vote of a majority of the total number of votes of outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether Proposal 3 has received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as votes against Proposal 3. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of Proposal 3 and will not be counted as votes for or against Proposal 3. Properly executed, unrevoked proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE COMPANY’S SELECTION OF INDEPENDENT ACCOUNTANTS.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote on such matters in accordance with their best judgment, acting together or separately.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Company no later than December 26, 2003. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised at next year’s annual meeting, written notice must be received by the Company no later than December 26, 2003 and shall contain such information as required under the Company’s Bylaws.

      In addition, the Company’s Bylaws permit stockholders to nominate directors at the annual meeting by providing advance written notice to the Company. In order to make a director nomination at a stockholder meeting, a stockholder must notify the Company not fewer than 120 days in advance of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Thus, since April 25, 2003 is specified as the date of this year’s proxy statement, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by the Company no later than December 26, 2003 (i.e., 120 days prior to April 25). In addition, the notice must meet all other requirements contained in the Company’s Bylaws.

      A stockholder may contact the Corporate Secretary of the Company at its headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ANNUAL REPORT TO STOCKHOLDERS

      The Annual Report to Stockholders concerning the operation of the Company for the fiscal year ended December 31, 2002, including financial statements, is enclosed with this Proxy Statement.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, without exhibits, may be obtained by stockholders without charge by written request to Charles N. Allen, Director, Investor Relations, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. A copy of the Annual Report on Form 10-K is also available on the Company’s website, www.nuskinenterprises.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

By Order of the Board of Directors, /s/Blake M. Roney Blake M. Roney Chairman of the Board

DATED: April 25, 2003

APPENDIX A - FORM OF PROXY

NU SKIN ENTERPRISES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2003

         The undersigned hereby appoints M. Truman Hunt and D. Matthew Dorny, as proxies with full power of substitution and hereby authorizes either of them to act and to vote, as designated on the reverse, all shares of Class A Common Stock of Nu Skin Enterprises, Inc. (the "Company") the undersigned are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company, 75 West Center Street, Provo, Utah, May 20, 2003 at 9:00 a.m., Mountain time, and at any adjournments or postponements thereof, upon all matters referred to on this proxy card and described in the accompanying Proxy Statement; and, at the proxies discretion, upon any other matters which may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.    Elect members of the Board of Directors of the Company.

[    ] FOR ALL NOMINEES
[    ] WITHHOLD AUTHORITY FOR ALL NOMINEES
[    ] FOR ALL EXCEPT (See instructions below)

NOMINEES

[    ]     Blake M. Roney
[    ]     M. Truman Hunt
[    ]     Sandra N. Tillotson
[    ]     Brooke B. Roney
[    ]     Takashi Bamba
[    ]     E.J. "Jake" Garn
[    ]     Paula F. Hawkins
[    ]     Daniel W. Campbell
[    ]     Andrew D. Lipman
[    ]     Jose Ferreira, Jr.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here [X].

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [    ]

2.	To approve an amendment to the Company's Second Amended and Restated 1996 Stock Incentive Plan, which amends the plan to increase the authorized shares available for issuance under such plan by 5,000,000 additional shares and to make certain other changes described in the Company's Proxy Statement.
FOR [ ] AGAINST[ ] ABSTAIN[ ]

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ended December 31, 2003. FOR [ ] AGAINST[ ] ABSTAIN[ ]

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

APPENDIX B - SECOND AMENDED AND RESTATED NU SKIN ENTERPRISES, INC. 1996 STOCK INCENTIVE PLAN AND AMENDMENT NO. 1

SECOND
AMENDED AND RESTATED
NU SKIN ENTERPRISES, INC.
1996 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

		PAGE
1	PURPOSE	1
2	DEFINITIONS	1
3	ADMINISTRATION	4
4	SHARES SUBJECT TO THE PLAN	5
5	PARTICIPANTS	5
6	AWARDS UNDER THE PLAN	5
7	STOCK OPTIONS	5
8	STOCK APPRECIATION RIGHTS	8
9	CONTINGENT STOCK AWARDS	10
10	RESTRICTED STOCK AWARDS	11
11	GENERAL RESTRICTIONS	12
12	RIGHTS OF A SHAREHOLDER	12
13	RIGHTS TO TERMINATE EMPLOYMENT	13
14	WITHHOLDING OF TAXES	13
15	NON-ASSIGNABILITY	13
16	NON-UNIFORM DETERMINATIONS	13
17	ADJUSTMENTS	13
18	AMENDMENT	14
19	EFFECT ON OTHER PLAN	15
20	DURATION OF PLAN	15
21	FUNDING OF THE PLAN	15
22	PLAN STATUS	15
23	GOVERNING LAW	16

-i-

SECOND
AMENDED AND RESTATED
NU SKIN ENTERPRISES, INC.
1996 STOCK INCENTIVE PLAN

1.	PURPOSE

      1.1      The purpose of the Second Amended and Restated Nu Skin Enterprises, Inc. 1996 Stock Incentive Plan (the “Plan”) is to provide incentives to specified individuals whose performance, contributions and skills add to the value of Nu Skin Enterprises, Inc. (the “Company”) and its affiliated companies. The Company also believes that the Plan will facilitate attracting, retaining and motivating employees, directors and consultants of high caliber and potential. This Second Amended and Restated Nu Skin Enterprises, Inc. 1996 Stock Incentive Plan amends and restates the Amended and Restated Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan dated December 9, 1996 and includes amendments previously adopted by the Board of Directors on February 11, 1999.

      1.2      Plan participants shall include those officers, directors, employees and consultants of the Company and subsidiaries who, in the opinion of the Committee, are making or are in a position to make substantial contributions to the Company by their ability and efforts.

2.	DEFINITIONS

      2.1     For purposes of the Plan, the following terms shall have the following meanings, unless the context clearly indicates to the contrary.

(a)	"Award" means a grant of Restricted Stock, Contingent Stock, an Option, or an SAR.

(b)	"Award Agreement" means the agreement approved by the Committee evidencing an Award to a Grantee.

(c)	"Board" means the Company's Board of Directors.

(d)	"Code" means the Internal Revenue Code of 1986, as amended.

(e)	"Committee" means the members of the Board until the Compensation Committee of the Board is appointed, and after the Compensation Committee is appointed means the members of the Compensation Committee of the Board, who are "outside directors" (within the meaning of Section 162(m) of the Code and any regulations or rulings promulgated thereunder) to the extent required for purposes of compliance with such

Code Section, and “disinterested persons” (within the meaning of Rule 16b-3 of the Exchange Act), to the extent required for compliance with such Rule.

(f)	"Company" means Nu Skin Enterprises, Inc.

(g)	"Consultant" means any individual who provides services to the Company as an independent contractor and not as an Employee or Director.

(h)	"Contingent Stock" means stock which will be issued to a Grantee upon the attainment of certain conditions pursuant to Section 9 hereof.

(i)	"Director(s)" means a member or the members of the Board.

(j)	"Employee" means any individual who is an employee of the Company, a Parent or Subsidiary.

(k)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l)	"Fair Market Value" of a Share means on, or with respect to, any given date:

(i)	If the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trade shall have been reported for such date, on the next preceding date on which there were trades reported; provided, that if no such quotation shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iii) below.

(ii)	If the Shares are not listed on a national stock exchange but are traded on the over-the-counter market, the mean between the closing dealer bid and asked price of such Shares as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided, that, if such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iii) below.

(iii)	If (i) and (ii) do not apply, the Fair Market Value of a Share shall be determined without regard to any control premium or discount for lack of control (except as otherwise required by Section 422 of the Code) by the Committee in good faith consistent with the valuation of the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation (if it is based on a date within 3 months of the valuation date) and there shall be no requirement to cause a more recent valuation to be made (except as may be required for purposes of Section 422 of the Code). If no such valuation exists, the Committee may engage a third party appraiser to prepare the valuation.

(m)	"Grantee" means an Employee, Director of the Company, a Parent or any Subsidiary or Consultant who has received an Award.

(n)	"Incentive Stock Option" shall have the same meaning as given to the term by Section 422 of the Code and any regulations or rulings promulgated thereunder.

(o)	"Non-qualified Stock Option" means any Option granted pursuant to Section 7 which when awarded by the Committee was not intended to be, or does not qualify as, an Incentive Stock Option.

(p)

"Option" means the right to purchase from the Company a stated number of Shares at a specified Option Price. The Option may be granted to an Employee, Director or Consultant subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Non-qualified Stock Option. Only Employees may be granted Incentive Stock Options.

(q)	"Option Agreement" means the Award Agreement pursuant to which an Option is granted under Section 7.

(r)	"Option Price" means the purchase price per Share under an Option, as described in Section 7.

(s)

"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain within the meaning of Section 424(e) of the Code and any regulations or rulings promulgated thereunder.

(t)	"Plan" means Amended and Restated Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan, as evidenced herein and as amended from time to time.

(u)	"Restricted Stock" means Shares issued, subject to restrictions, to a Grantee pursuant to Section 10.

(v)	"SAR" means a stock appreciation right which provides a Grantee a potential right to a payment based on the appreciation in the fair market value of a Share granted pursuant to Section 8.

(w)	"SEC" means the U.S. Securities and Exchange Commission.

(x)	"Section 16 Person" means a person who is an "insider" within the meaning of Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company, including the Shares.

(y)	"Share" means one share of the Company's Class A common stock, $.001 par value.

(z)	"Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of Section 424(f) of the Code and any regulations or rulings promulgated thereunder.

3.	ADMINISTRATION

      3.1      The Plan shall be administered by the Committee. The Committee shall have full and final authority in its discretion to:

(a)	conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application;

(b)	determine the individuals to whom Awards shall be made under the Plan;

(c)	determine the type of Award to be made to such individuals and the amount, size and terms of each Award;

(d)	determine the time when Awards will be granted to such individuals; and

(e)	make all other determinations necessary or advisable for the administration of the Plan.

4.	SHARES SUBJECT TO THE PLAN

        4.1 The Shares subject to Awards under the Plan shall not exceed in the aggregate 8,000,000 Shares.

        4.2 Shares may be authorized and unissued Shares or treasury Shares.

        4.3 Except as provided herein, any Shares subject to an Award, which Award for any reason expires or is terminated unexercised as to such Shares shall again be available under the Plan.

5.	PARTICIPANTS

        5.1 Awards permitted pursuant to this Plan which are Incentive Stock Options may only be made to Employees (including Directors who are also Employees). All other Awards permitted pursuant to the Plan may only be made to Employees, Directors or Consultants.

6.	AWARDS UNDER THE PLAN

        6.1 Awards under the Plan may be in the form of Options (both Non-qualified Stock Options and Incentive Stock Options), Contingent Stock, Restricted Stock, and SARs and any combination of the above.

        6.2 The maximum number of Awards that may be awarded to any one Employee, Director or Consultant during the life of the Plan shall be 10% of the total Shares reserved for issuance under the Plan.

7.	STOCK OPTIONS

        7.1 The Committee in its sole discretion shall designate whether an Option is to be an Incentive Stock Option or a Non-qualified Stock Option. The Committee may grant both Incentive Stock Options and Non-qualified Stock Options to the same individual. However, where both an Incentive Stock Option and a Non-qualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option except to the extent so provided in the Award Agreement as determined by the Committee.

        7.2 Options granted pursuant to the Plan shall be authorized by the Committee under terms and conditions approved by the Committee, not inconsistent with this Plan or Exchange Act Rule 16b-3(c), and shall be evidenced by Option Agreements in such form as the Committee shall from time to time approve, which Option Agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

(a)	The Option Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted, as determined by the Committee. The Option Price of a Non-qualified Stock Option shall be such price as determined by the Committee in its discretion, which price may be more or less than the Fair Market Value of a Share on the day the Option is granted. Notwithstanding the immediately preceding sentence, the Award Agreement for a Non-qualified Stock Option at the Committee's sole discretion, may, but need not, provide for a reduction of the Option Price by dividends paid on a Share during the period the Option is outstanding and unexercised, but in no event shall the Option Price be less than the par value of such Share.

(b)

Each Option Agreement shall state the period or periods of time, as determined by the Committee, within which the Option may be exercised by the Grantee, in whole or in part, provided such period shall not commence earlier than six months after the date of the grant of the Option and not later than ten years after the date of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, subject to the terms of this Plan, to the extent permitted by Exchange Act Rule 16b-3(c), and under such circumstances and upon such terms and conditions as deemed appropriate and which are not inconsistent with Exchange Act Rule 16b-3(c)(1).

(c)

An Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Shares purchased upon exercise of an Option shall be paid for in full at the time of purchase in the form of cash unless the Committee has adopted rules authorizing a different method of exercise as set forth below that have not been rescinded and that apply to the Options being exercised. The Committee shall have the authority, as it may determine to be appropriate from time to time, to adopt rules governing the exercise of Options that may provide for payment to be made (i) in Shares already owned by the Grantee having a Fair Market Value equal to the purchase price, (ii) by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Committee to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the purchase price and any withholding taxes, (iii) by the delivery (on a form prescribed by the Committee) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Committee as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the purchase price and any withholding taxes, or (iv) such other method or form of consideration as may be determined to be appropriate by the Committee consistent with applicable laws, rules and regulations, including a true cashless or net exercise procedure. The adoption of such rules by the Committee shall not provide any Grantee with any vested right to exercise Options pursuant to the methods or form of consideration set forth in such rules. The Committee may rescind any rule governing the exercise of Options at any time, and upon such rescission, no Grantee shall have any further rights to exercise Options pursuant to the methods or form of consideration set forth in such rule. In addition, the Committee shall have the right to provide in any rule adopted pursuant hereto that (i) such rule shall only apply to designated Options or grants of Options, (ii) such rule shall apply to all Options generally, or (iii) prior Committee approval, which may be granted or withheld in its sole discretion, shall be required with respect to such exercise method or form of consideration. The Committee shall have no obligation to make the rules applicable to all Grantees or to all Options. The Committee shall have no obligation to adopt rules providing for any of the above methods of exercise or forms of consideration.

(d)	Notwithstanding anything herein to the contrary, the aggregate Fair Market Value (determined as of the time the Option is granted) of Incentive Stock Options for any Employee which may become first exercisable in any calendar year shall not exceed $100,000.

(e)	Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted to any individual if, at the time the Option is to be granted, the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless at the time such Option is granted the Option Price is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

(f)	Each Option Agreement for an Incentive Stock Option shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor, or regulation thereunder. Subject to the limitations of Section 18, and without limiting any provisions hereof, the Committee shall have the power without further approval to amend the terms of any Option for Grantees.

        7.3 If any Option is not granted, exercised, or held pursuant to the provisions of the Plan or Section 422 of the Code applicable to an Incentive Stock Option, it will be considered to be a Non-qualified Stock Option to the extent that any or all of the grant is in conflict with such provisions.

        7.4 An Option may be terminated (subject to any shorter periods set forth in an individual Option Agreement by the Committee, in its sole discretion) as follows:

(a)	During the period of continuous employment or service as a Consultant with the Company or Subsidiary, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

(b)	In the event of termination of employment as an Employee or service as a Director or Consultant for any reason, the Option will terminate upon the earlier of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) except as provided in Section 7.4(c), no more than one year (three months for Incentive Stock Options) following the date of employment termination (or termination of service as a Director or Consultant) for Non-qualified Stock Options. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment except with respect to an Incentive Stock Option as required to comply with Section 422 of the Code and the regulations issued thereunder.

(c)	If a Grantee's employment as an Employee, or service as a Director or Consultant, terminates by reason of death or disability prior to the termination of an Option, such Option may be exercised to the extent that the Grantee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Grantee, the estate of the Grantee or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution for the period set forth in the Option Agreement, but no more than three years following the date of such death or disability, provided, however, with respect to an Incentive Stock Option, such right must be exercised, if at all, within one year after the date of such death or disability.

8.	STOCK APPRECIATION RIGHTS

        8.1 SARs shall be evidenced by Award Agreements for SARs in such form, and not inconsistent with this Plan or Exchange Act Rule 16b-3(c)(1), as the Committee shall approve from time to time, which Award Agreements shall contain in substance the following terms and conditions as discussed in Sections 8.2 through 8.4.

        8.2 An SAR may be, but is not required to be, granted in connection with an Option. An SAR shall entitle the Grantee, subject to such terms and conditions determined by the Committee, to receive, upon surrender of the SAR, all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of the surrender, as determined by the Committee, over (ii) 100% of the Fair Market Value of such Shares at the time the SAR was granted less any dividends paid on such Shares while the SAR was outstanding but unexercised.

        8.3 SARs shall be granted for a period of not less than one year nor more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant, subject to the following:

(a)	No SAR shall be exercisable, in whole or in part, during the one year period starting with the date of grant; and

(b)	SARs will be exercisable only during a Grantee's employment by, or service as a Consultant for, the Company or a Subsidiary, except that in the discretion of the Committee an SAR may be made exercisable for up to three months after the Grantee's employment, or service as a Director or Consultant, is terminated for any reason other than death, retirement or disability. In the event that a Grantee's employment as an Employee, or service as a Director or Consultant, is terminated as a result of death, retirement or disability without having fully exercised such Grantee's SARs, the Grantee or such Grantee's beneficiary may have the right to exercise the SARs during their term within a period of 6 months after the date of such termination to the extent that the right was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee. Subject to the limitations of Section 18, the Committee in its sole discretion may reserve the right to accelerate previously determined exercised terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

(c)	The Committee shall establish such additional terms and conditions, without limiting the foregoing, as it determines to be necessary or desirable to avoid "short-swing" trading liability in connection with an SAR within the meaning of Section 16(b) of the Exchange Act.

(d)	The Committee, in its sole discretion, may establish different time periods than specified above for any individual or group of individual Awards.

        8.4 Upon exercise of an SAR, payment shall be made within ninety days in the form of common stock of the Company (at Fair Market Value on the date of exercise), cash, or a combination thereof, as the Committee may determine.

9.	CONTINGENT STOCK AWARDS

        9.1 Contingent Stock Awards under the Plan shall be evidenced by Award Agreements for Contingent Stock in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which Award Agreements shall contain in substance the terms and conditions described in Sections 9.2 through 9.5.

        9.2 The Committee shall determine the number of Shares subject to a Contingent Stock Award to be granted to an Employee, Director or Consultant based on the past or expected impact the Employee, Director or Consultant has had or can have on the financial well-being of the Company and other factors deemed by the Committee to be appropriate.

        9.3 Contingent Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods as shall be set forth in the Award Agreement as determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Award to any Grantee. The Committee shall have the power to make a Contingent Stock Award that is not subject to vesting or any other contingencies in recognition of an Employee’s, Director’s or Consultant’s prior service and financial impact on the Company. During the restriction period, the Grantee shall not have the rights of a shareholder.

        9.4 The Award Agreement for the Contingent Stock Award shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Contingent Stock Awards under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares shall be issued to the Grantee or such Grantee’s legal representative.

        9.5 In the event of a Grantee’s termination of employment as an Employee, or service as a Director or Consultant, whichever is applicable, for any reason prior to the lapse of restrictions applicable to a Contingent Stock Award made to such Grantee and unless otherwise provided for herein by this Plan or as provided for in the Award Agreement for Contingent Stock, all rights to Shares as to which there still remain unlapsed restrictions shall be forfeited by such Grantee to the Company without payment or any consideration by the Company, and neither the Grantee nor any successors, heirs, assigns or personal representatives of such Grantees shall thereafter have any further rights or interest in such Shares.

10.	RESTRICTED STOCK AWARDS

        10.1 Restricted Stock Awards under the Plan shall be evidenced by Award Agreements for Restricted Stock in such form, and not inconsistent with this Plan, as the Committee shall approve from time to time, which Award Agreements shall contain in substance the terms and conditions described in Sections 10.2 through 10.6.

        10.2 The Committee shall determine the number of Shares subject to a Restricted Stock Award to be granted to an Employee, Director or Consultant based on the past or expected impact the Employee, Director or Consultant has had or can have on the financial well-being of the Company and other factors deemed by the Committee to be appropriate.

        10.3 Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods as set forth in the Award Agreement as determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Award to any Grantee. Upon issuance of a Restricted Stock Award, Shares will be issued in the name of the Grantee. During the restriction period, Grantee shall have the rights of a shareholder for all such Shares of Restricted Stock, including the right to vote and the right to receive dividends thereon as paid.

        10.4 Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Shares. Any attempt to dispose of Shares of Restricted Stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Company may itself hold such Shares in custody, until the restrictions thereon shall have lapsed and may require as a condition of any Award that the Grantee shall have delivered a stock power endorsed in blank relating to the Shares of Restricted Stock covered by such Award.

        10.5 The Award Agreement for Restricted Stock shall specify the terms and conditions upon which any restrictions on the right to receive shares representing Restricted Stock awarded under the Plan shall lapse as determined by the Committee. Upon the lapse of such restrictions, Shares which have not been delivered to the Grantee or such Grantee’s legal representative shall be delivered to such Grantee or such Grantee’s legal representative.

        10.6 In the event of a Grantee’s termination of employment as an Employee, or service as a Director or Consultant, whichever is applicable, for any reason prior to the lapse of restrictions applicable to a Restricted Stock Award made to such Grantee and unless otherwise provided for herein by this Plan or as provided for in the Award Agreement for Restricted Stock, all rights to Shares as to which there remain unlapsed restrictions shall be forfeited by such Grantee to the Company without payment or any consideration by the Company, and neither the Grantee nor any successors, heirs, assigns or personal representatives of such Grantee shall thereafter have any further rights or interest in such Shares.

11.	GENERAL RESTRICTIONS

        11.1 The Plan and each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Grantee of an Award with respect to the disposition of Shares, is necessary or desirable as a condition of, or in connection with the Plan or the granting of such Award or the issue or purchase of Shares thereunder, the Plan will not be effective and/or the Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

        11.2 The authority of the Committee under Section 3 to include “forfeiture provisions” in Award Agreements is hereby confirmed. The Committee may provide in any Award Agreement for the forfeiture of the Awards governed by such Award Agreement and the benefits derived therefrom, in the event the Grantee takes actions or engages in conduct that is harmful or contrary to, or not in the best interests of, the Company. Such forfeiture may include, without limitation, (a) the cancellation of unexercised Options and/or SARs and the forfeiture or repayment to the Company of any gain realized from the exercise of any Options and/or SARs, and (b) forfeiture, or repayment of the value, of any shares of stock granted as Restricted Stock or Contingent Stock or the forfeiture or repayment to the Company of any proceeds received from the sale thereof. The Committee shall have broad discretion in defining what actions and conduct constitute forfeiture events which may include, without limitation, (i) conduct related to the Grantee’s employment for which either criminal or civil penalties may be sought, (ii) the commission of an act of fraud or intentional misrepresentation, (iii) embezzlement or misappropriation or conversion of assets or opportunities of the Company, (iv) accepting employment with or serving as a consultant, adviser or in any other capacity to, or having any ownership interest in, a person or entity that is in competition with or acting against the interest of the Company, or any solicitation of employees or distributors, (v) disclosing or misusing any confidential or proprietary information of the Company in violation of the Key Employee Covenants, or any other non-disclosure agreement with the Company or other duty of confidentiality or the Company’s insider trading policy, or (vi) any other actions or conduct of Grantee that the Committee determines in good faith are harmful or contrary to, or not in the best interests of, the Company. The Committee shall have broad discretion and authority to determine the scope, duration and terms of any such forfeiture provisions. The Committee, or its duly appointed agent, may waive any or all of the restrictions authorized under this subsection whenever it (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company. For purposes of this Section 11 references to the Company refers collectively to the Company and all of its Subsidiaries.

12.	RIGHTS OF A SHAREHOLDER

        12.1 The Grantee of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares of common stock are issued to such Grantee, except for the rights provided in Section 10 as it pertains to Restricted Stock Awards.

13.	RIGHTS TO TERMINATE EMPLOYMENT

        13.1 Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Grantee the right to continue in the employment as an Employee, or service as a Director or Consultant, of the Company or a Subsidiary or affect any right which the Company or its Subsidiary may have to terminate the employment, or service as a Director or Consultant, of such Grantee.

14.	WITHHOLDING OF TAXES

        14.1 Whenever the Company proposes, or is required, to issue or transfer Shares under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount, or a number of shares, sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

15.	NON-ASSIGNABILITY

        15.1 No Award or benefit under the Plan shall be assignable or transferable by the Grantee thereof except by will or by the laws of descent and distribution. During the life of the Grantee, such Award shall be exercisable only by such person or by such person’s guardian or legal representative.

16.	NON-UNIFORM DETERMINATIONS

        16.1 The Committee’s determination under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and conditions of such Awards and the Award Agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

17.	ADJUSTMENTS

        17.1 If the Class A Common Stock of the Company is subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Class A Common Stock as a stock dividend on its outstanding Class A Common Stock, the number of shares deliverable upon the exercise or vesting of any Awards granted hereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        17.2 In the event of a consolidation of the Company, a merger in which the Company is not the surviving entity, or the sale of all or substantially all of the Company assets, the exercisability of any or all outstanding Awards shall automatically be accelerated so that such Awards would be exercisable or vested in full immediately prior to the effective date of such consolidation, merger or asset sale. However, no such acceleration shall occur if and to the extent any outstanding Awards are, in connection with such consolidation, merger, or asset sale, either to be assumed by the successor corporation (or parent thereof or to be replaced with a comparable Award to purchase shares of the capital stock of the successor corporation (or a parent thereof). The determination of such Award comparability shall be made by the Committee, and such determination shall be final, binding and conclusive. Immediately following any such consolidation, merger or asset, sale, the Awards, to the extent not previously exercised or vested, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with such consolidation, merger or asset sale. If any outstanding Award hereunder is assumed in connection with any such consolidation, merger or asset sale, then such Award shall be appropriately adjusted, immediately after such consolidation, merger or asset sale, to apply to the number and class of securities which would have been issuable to the Grantee upon consummation of such consolidation, merger, or asset sale if the Awards had been exercised or vested immediately prior to any such transaction, and appropriate adjustment shall also be made to the exercise price for such Awards, as applicable, provided the aggregate exercise price shall remain the same. This Plan shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer any part of its business or assets.

        17.3 In the event of a recapitalization or reorganization of the Company (other than a consolidation, merger or asset sale described in Section 17.2 above) pursuant to which securities of the Company or of another entity are issued with respect to the outstanding shares of the Company’s Class A Common Stock, a Grantee, upon exercising an Award or an Award becoming vested, shall be entitled to receive for the purchase price paid upon such exercise the securities the Grantee would have received if the Grantee had exercised the Award or the Award had vested prior to such recapitalization or reorganization.

18	AMENDMENT

        18.1 The Plan may be amended by the Board, without Shareholder approval, at any time in any respect, unless Shareholder approval of the amendment in question is required under Delaware law, the Code, any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange system on which the Shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or any other applicable laws, rules or regulations.

        18.2 The termination or modification or amendment of the Plan shall not, without the consent of a Grantee, affect a Grantee’s rights under an Award previously granted. Notwithstanding the foregoing, however, the Company reserves the right to terminate the Plan in whole or in part, at any time and for any reason, provided that appropriate compensation, as determined in the sole and absolute discretion of the Committee, is made to Grantees with respect to Awards previously granted.

19.	EFFECT ON OTHER PLAN

        19.1 Participation in this Plan shall not affect a Grantee’s eligibility to participate in any other benefit or incentive plan of the Company, and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

20.	DURATION OF PLAN

        20.1 The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or the payment of cash, but no Awards shall be granted more than ten years after the date the Plan is adopted by the Company. The Second Amended and Restated 1996 Stock Incentive Plan amends and restates the Amended and Restated 1996 Stock Incentive Plan, as previously amended, effective as of March 31, 1999 subject to shareholders approval.

21.	FUNDING OF THE PLAN

        21.1 This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and payment of Awards shall be on the same basis as the claims of the Company’s general creditors. In no event shall interest be paid or accrued on any Award including unpaid installments of Awards.

22.	PLAN STATUS

         22.1 This Plan is intended to satisfy the requirements of a 16b-3 plan under the Exchange Act.

        22.2 This Plan is intended to qualify as a plan under Rule 701 issued pursuant to The Securities Act of 1933, as amended.

23.	GOVERNING LAW

        23.1 The laws of the State of Delaware shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.

NU SKIN ENTERPRISES, INC.

By: /s/ Steven J. Lund Its: President

ATTEST: /s/ Keith R. Halls Its: Secretary

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED
NU SKIN ENTERPRISES, INC.
1996 STOCK INCENTIVE PLAN

         This Amendment No. 1 (the "Amendment") is adopted by Nu Skin Enterprises, Inc., a Delaware corporation (the "Company"), to be effective as set forth in Section 3 below.

RECITALS

        WHEREAS, the Company previously adopted, and the stockholders approved, the Second Amended and Restated Nu Skin Enterprises, Inc. 1996 Stock Incentive Plan (the "Plan"); and

        WHEREAS, on February 7, 2003, the Board of Directors has determined it advisable and in the best interests of the Company to adopt this Amendment to amend the Plan to incorporate the modifications set forth below.

        NOW THEREFORE, subject to approval of the stockholders of the Company as set forth in Section 3 below, the Plan is hereby amended as follows:

1.	Amendments.

     (a)      Section 4.1 of the Plan is amended to increase the authorized number of shares of Class A Common Stock from 8,000,000 shares to 13,000,000 shares. Section 4.1, as amended, shall read in its entirety as follows:

"4.1	The Shares subject to Awards under the Plan shall not exceed in the aggregate 13,000,000 Shares."

     (b)       Section 7.4 of the Plan is amended to allow the Committee to have full discretion in determining when options issued under the Plan will terminate. Section 7.4, as amended, shall read in its entirety as follows:

“7.4	Subject to the provisions of Section 7.2(b), the Committee shall have full discretion in determining when Options shall terminate. In the event that an Option Agreement does not expressly address termination of an Option, the following terms shall apply:

(a)	In the event of termination of employment as an Employee or service as a Director or Consultant for any reason, the Option will terminate upon the earlier of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii)

except as provided in Section 7.4(b), 90 days following the date of employment termination (or termination of service as a Director or Consultant). For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment except with respect to an Incentive Stock Option as required to comply with Section 422 of the Code and the regulations issued thereunder.

(b)	If a Grantee's employment as an Employee, or service as a Director or Consultant, terminates by reason of death or disability prior to the termination of an Option, such Option may be exercised to the extent that the Grantee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Grantee, the estate of the Grantee or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution for the period set forth in the Option Agreement, but no more than three years following the date of such death or disability, provided, however, with respect to an Incentive Stock Option, such right must be exercised, if at all, within one year after the date of such death or disability."

2.       Ratification. In all respects, other than as specifically set forth in Section 1 above, the Plan shall remain unaffected by this Amendment, the Plan shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and the Plan, the provisions of this Amendment shall in all respects govern and control.

3.      Stockholder Approval/Effective Date. This effectiveness of this Amendment is subject to receipt of the approval of the stockholders of the Company. The effective date of this Amendment shall be the date it is approved by the stockholders of the Company (the "Effective Date").

NU SKIN ENTERPRISES, INC. /s/ M. Truman Hunt By: M. Truman Hunt Its: President